McDonald Conference
June 11, 2003

Statements contained in this presentation that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Corporation intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe-harbor provisions. The Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets in general or the loan market in particular, changes in the real estate market, statutory or regulatory changes, or unanticipated results in pending legal proceedings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Corporation undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

First Indiana Corporation

o	Full service financial solutions company

o	Banking, consulting, and tax advisory services

o	Founded 1915

o	$2.3 billion in assets

o	801 Employees

-	54% sales

-	46% service

Consistent Long-Term Strategies

o	Relationship-driven sales culture to be a trusted advisor.

o	Synergies between Bank and Somerset.

o	Grow business banking.

o	Focus on shareholder value.

Indianapolis, Indiana

A Vibrant, Growing Market

Indianapolis, Indiana

o	Strategically headquartered in a growing city

o	The nation's 12th largest city

o	State Capital

o	Crossroads of America

o	Fastest growing MSA in Indiana

o	Home of three of the top 5 annual sporting events in the U.S. by economic impact

-	Indianapolis 500

-	Brickyard 400

-	SAP US Grand Prix

Indianapolis MSA

Indianapolis MSA Population

1990 to 2000
Growth rate - 16.4%
Nation's growth rate - 13.2%

1980	1990	2000	2005 est.	2010 est.
1,166,575	1,380,491	1,607,486	1,629,150	1,705,210

Source: Indiana Business Research Center Indiana Unversity Kelly School of Business

First Indiana Corporation

First Indiana Corporation

First Indiana Bank, N.A.
Somerset Financial Services

First Indiana Corporation

First Indiana Bank

o	Lending

o	Treasury Management

o	Institutional Portfolio Management

o	Estate and Guardianship Administration

o	Trust Services

o	On-Line Banking

o	Full Service Personal Banking

o	Insurance

o	Private Banking

Somerset

o	Retirement Plan Consulting

o	Wealth Management

o	Health Care Business Consulting

o	Valuation Services

o	Entrepreneurial Business Consulting

o	Tax & Accounting Services

o	Financial Planning

Somerset

o	45 CPAs (Certified Public Accountant)

o	3 CFP (Certified Financial Planner)

o	3 ABV (Accredited in Business Valuation)

o	2 CVA (Certified Valuation Analyst)

o	2 CLU (Chartered Life Underwriter)

o	2 ChFC (Chartered Financial Consultant)

o	1 CMA (Certified Management Accountant)

o	1 JD (Juris Doctor)

o	1 AAMS (Accredited Asset Management Specialist)

Corporation Activities

November 1998	Established FirstTrust
September 2000	Acquired Somerset NASDAQ SOMR
August 2001	Becomes National Bank
December 2001	Changed Stock Symbol - FINB
January 2003	Acquired MetroBanCorp NASDAQ METB

Largest Locally Owned Bank In Indianapolis

Acquisition of MetroBanCorp

o	Completed January 13, 2003

o	$174 million in total assets

o	7 offices in Hamilton County

-	Fastest growing county in the Midwest

-	6th most affluent county in the U.S.

o	Increases market share from 10% to 18%; the largest in Hamilton County

Acquisition of MetroBanCorp

o	Provides opportunity to expand capability to the market

-	Treasury Management services

-	More access

o	Expanded credit availability to Hamilton County with larger size and larger loans

o	Broaden financial service

-	FirstTrust

-	Somerset

o	Six months into the merger – assumptions still valid – will be accretive in year one

Brick and Mortar Growth

1/3rd branches in fast growing Hamilton County

[slide indicates map with First Indiana offices in and around Indianapolis]

Market Share of Indianapolis MSA

Dollars in Thousands

Institution Name	1999	2000	2001	2002
Bank One	$6,515,490	$5,557,744	$4,989,229	$4,990,313
National City Bank	$3,781,695	$3,796,121	$3,823,115	$4,385,760
Union Federal Bank	$1,158,269	$1,335,807	$1,158,269	$1,489,829
Fifth Third Bank	$1,499,405	$1,237,633	$1,291,881	$1,639,594
First Indiana Bank	$1,048,225	$1,045,849	$1,187,257	$1,226,238
Union Planters Bank	$ 785,122	$ 772,484	$ 625,744	$ 809,740
KeyBank	$ 592,535	$ 604,670	$ 625,744	$ 607,994
National Bank of Indianapolis	$ 459,347	$ 348,649	$ 425,696	$ 542,208
Huntington Bank	$ 320,357	$ 479,977	$ 357,801	$ 504,061
First National Bank and Trust	$ 175,550	$ 191,073	$ 216,174	$ 325,292

Bank Reorganization to Provide Greater Focus

First Indiana Bank

o	Consumer Finance Bank - Being a Trusted Advisor through Partnerships

o	Community Bank - Targeting clients who value our Trusted Advisor proposition

-	Commercial

-	Retail

We began to split out numbers in 2003

Community Bank

Commercial Loans

o	Our overall average commercial loan is $267,000

o	Majority of business loans have variable rates, providing immediate adjustments when rate changes occur

o	Widely diversified portfolio of loans

-	12% of business loans commitments to single industry group (special finance)

-	Next highest is 10% to real estate

o	122 loan relationships with commitments over $1 million

o	Loans and corresponding relationships are typically within 100 miles of Indianapolis

Equals Diversification

Business Loans Outstanding

Dollars in Thousands

1998	1999	2000	2001	2002	Q103
$141,239	$211,005	$263,750	$443,461	$501,213	$588,086
	up 49%	up 25%	up 68%	up 13%	up 17%

Commercial Clients

o	97% have 2 or more services

o	65% have 3 or more services

o	40% have 4 or more services

o	20% have 5 or more services

Equals Relationships

Loan Breakdown

Dollars in Millions

	1998	1999	2000	2001	2002
Business	141.239	211.005	263.750	443.461	501.213
Residential	536.125	481.034	466.125	292.503	311.324
Consumer	580.525	675.763	748.290	675.111	666.150
Construction/CRE	286.354	334.379	306.310	345.412	358.946

Business Loan Concentration by Industry

Industry	Percent
Special Finance	11.99%
Real Estate	10.01%
Wholesale Trade-Durable Goods	9.76%
Residential Mortgage Warehouse	6.06%
Special Trade Contractors	5.81%
Health Services	4.54%
Finance-Nondepository Institutions	4.33%
Transportation Equipment	4.29%
Personal	3.24%
Auto Repair, Services and Parking	2.98%
Non Profit Organizations	2.82%
Paper and Allied Products	2.27%
Other	32.44%

Business Deposits

Dollars in Thousands

1998	1999	2000	2001	2002	Q103
$62,548	$64,398	$83,004	$119,100	$146,922	$139,946

Only 3 commercial loan clients don't have their demand deposits with us.

Core Deposit Strategy

o	Using the Trusted Advisor Strategy to target clients who value a relationship

o	Relationships start with checking and savings

o	A stable low-cost funding source

o	2002 is the second consecutive year demand deposits number of accounts increased 15 percent or more

Equals Reliable Low Cost

Total Core Deposits

Dollars in Thousands

1998	1999	2000	2001	2002	QI03
$523,202	$592,633	$614,818	$753,031	$758,893	$843,602

Excluding Evansville Sale in 1999
Core Deposits include checking and savings

Core Retail Household Growth

1998	1999	2000	2001	2002
44,591	53,382	57,165	60,151	61,800

Fee Income Per Checking Account

1998	1999	2000	2001	2002	1Q 2003
6.44	7.7	8.78	14.46	17.65	17.62

Consumer Finance Bank

Consumer Lending

o	Specializing in originating and underwriting real estate collateralized lending in the form of first and second liens.

o	Nationwide distribution channel.

o	Wide breadth of closed ended and LOC products.

o	Avg. $30 - $40 mil./mo. in origination.

o	Countercyclical pricing balances out deposit rates.

Percent of Consumer Loans Sold

1998	1999	2000	2001	2002
38.88%	55.84%	58.35%	64.42%	57.48%

Gain on Sale of Loans

Dollars in Thousands

1995	1996	1997	1998	1999	2000	2001	2002	Q103
2,749	3,075	4,932	9,418	7,417	5,050	9,240	8,431	2,473

Gain on Sale of Loans

Averaged over $1.6 million per quarter
Gain on Sale of loans
for the last 33 quarters.

(through March 31, 2003)

Results of our Strategy

Assets

Dollars in Billions

1998	1999	2000	2001	2002
$1.80	$1.98	$2.09	$2.05	$2.13

Net Earnings

Dollars in Thousands

1992	1993	1994	1995	1996
$9,484	$15,101	$10,636	$17,267	$13,704
				$4,016

1997	1998	1999	2000	2001	2002
$17,744	$19,147	$22,733	$24,817	$20,009	$21,180

2001-2002 Changed industry to a national bank

1996 earnings show one-time FDIC assessment

Diluted Earnings Per Share

1998	1999	2000	2001	2002
$1.15	$1.42	$1.55	$1.25	$1.34

Total Revenue

Dollars in Thousands

	1998	1999	2000	2001	2002
Net Interest Income	$63,851	$70,851	$77,768	$74,049	$73,780
Non-Interest Income	$22,676	$26,958	$25,638	$43,963	$46,765

8.64% CGR

NPLs by Collateral Class

	4Q1998	4Q1999	4Q2000	4Q2001	1Q2002	2Q2002	3Q2002	4Q2002	1Q2003
Business	1,019	2,525	9,080	6,186	6,487	7,458	7,918	21,769	14,270
Other Consumer	21	17	37	54	16	25	3	6	290
CRE/LAD	0	0	1,618	2,475	1,117	3,127	2,474	2,059	6,301
Construction	4,714	4,090	3,987	8,165	8,347	5,164	4,931	4,286	14,127
Home Equity	7,154	7,476	12,629	16,483	15,151	14,775	14,265	12,492	12,143
Residential	4,268	3,564	5,664	6,447	6,225	3,773	2,389	2,473	2,045

Net Charge-offs and Provision

Dollars in Thousands

	4Q00	1Q01	2Q01	3Q01	4Q01	1Q02	2Q02	3Q02	4Q02	1Q03
Net Charge-offs	1,500	1,271	1,893	1,475	7,034	1,552	5,001	2,073	4,774	4,237
Provision	2,439	2,439	2,439	2,475	7,875	2,610	4,159	2,982	11,005	6,237

4Q01 - Construction Loan Fraud
4Q02 - Commercial Bank Provision Equalizing

Peer Comparison

Return on Assets

	1998	1999	2000	2001	2002
Midwest Banks	1.07%	1.05%	0.97%	0.99%	1.08%
First Indiana	1.12%	1.20%	1.20%	0.95%	1.02%

Peer Comparison

Return on Equity

	1998	1999	2000	2001	2002
Midwest Banks	11.69%	11.67%	11.82%	11.33%	12.29%
First Indiana	11.96%	13.37%	13.28%	9.60%	9.66%

Peer Comparison

Equity/Assets

	1998	1999	2000	2001	2002
Midwest Banks	9.08%	8.54%	8.54%	8.60%	8.71%
First Indiana	9.24%	8.95%	9.53%	10.21%	10.41%

Peer Comparison

Efficiency Ratio

	1998	1999	2000	2001	2002
Midwest Banks	60.61%	60.29%	60.33%	60.49%	59.76%
First Indiana	52.88%	53.52%	51.96%	59.74%	55.17%

Net Interest Margin

	1998	1999	2000	2001	2002	1Q03
First Indiana	3.88%	3.92%	3.80%	3.68%	3.73%	3.73%
Midwest Banks	4.21%	4.20%	4.05%	4.00%	3.98%	3.83%

Non-Interest Income as Portion of Total Revenue

	1998	1999	2000	2001	2002	Q103
First Indiana	26.0%	27.6%	24.8%	37.3%	38.8%	41.6%
Midwest Banks	19.20%	17.70%	18.20%	21.50%	22.80%	24.40%

What Will Make Us Successful Going Forward

o	Meaningful ROA

-	Despite charter transition problems

-	Indiana Bank's our size average ROA = .90% for 2002

-	Ours = 1.02% for 2002

o	Vibrant Central Indiana market

What Will Make Us Successful Going Forward

o	Strong capital position

-	Cushions First Indiana from economic uncertainty

-	Provides opportunities for strategic growth

o	Operating efficiency

-	Bank subsidiary especially efficient

-	Right-sized branch network, with third highest deposits per branch in central Indiana

What Will Make Us Successful Going Forward

o	Penetration in growing affluent areas around Indianapolis

o	Increased access through expanded branch system growth

o	Growing Hamilton County market share

o	Local decision-making

What Will Make Us Successful Going Forward

o	Targeting underserved small business segment

o	Providing services and understanding businesses, business owners and their employees

o	Synergies between Bank and Somerset

-	Somerset has large client base needing banking services

-	First Indiana Bank has large business client base needing wealth management, consulting, and accounting services

What Will Make Us Successful Going Forward

o	Asset sensitive - when rates turn up - margin improves substantially

o	We now have bank-like - not thrift-like - reserves and margins

o	Watch our non-performing loan dollars. If they fall - more profitability will likely occur

What Will Make Us Successful Going Forward

o	Highly trained associates providing a different experience for our clients

o	Products that fit the marketplace

o	Current, competitive technology to allow us to deliver the Trusted Advisor strategy

Stock Price

Adjusted for Stock Splits

1998	1999	2000	2001	2002	6/5/03
$16.00	$17.40	$18.80	$17.53	$18.51	$

Dividend Yield

Adjusted for Stock Splits

1998	1999	2000	2001	2002	2003
1.90%	2.60%	2.57%	2.72%	3.65%	3.57%

First Indiana Common Stock Valuation

	FINB	Peer Group
Price to LTM EPS	13.9x	14.2x
Price to 2003 Est. EPS	11.2x	13.4x
Price to Book Value	1.20x	1.63x
Price to Tangible Book Value	1.46x	1.79x
Dividend Yield	3.87%	2.38%

* Based on FINB closing price of $17.06 as of June 5, 2003

* Peer group consist of publicly traded banks headquartered in the Midwest

Why Invest in First Indiana?

o	Associates and the McKinney family beneficially own over 27% of First Indiana common stock.

o	Stock ownership guidelines.

-	Directors 5x Compensation

-	Chairman, Vice Chairman, President 5x Salary

-	Senior Vice Presidents 3x Salary

-	First Vice Presidents 2x Salary

-	Vice Presidents 1x Salary

First Indiana Trading Characteristics

Number of Market Makers	19
Number of Research Analysts	2
Average Daily Trading Volume	19,000 shares
Number of Shareholders	1,769, excluding street name holdings
Number of Shares Outstanding	15,539,299
Market Capitalization	$ 265 million

Based on FINB closing price of $17.06 per share as of June 5, 2003.

In our presentation to you today and in the course of answering your questions, we have made statements that are "forward-looking." Statement of our plans, initiatives, expectations, objectives, strategies, forecasts, expected results and similar expressions identify forward-looking information. These statements are not guarantees of future performance or events and our actual accomplishments of the plans we have discussed with you today involve certain risks and uncertainties that are difficult to predict. Therefore, actual future events may differ materially from what we discussed here today. For an explanation of various factors that may affect our future results, we refer you to the risk factors and other cautionary language contained in our report on Form 10-K, which is on file with the SEC.